EXHIBIT 21.1
AIR T, INC.

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES

Percent Ownership
Air T Global Leasing, LLC, a North Carolina limited liability company	100%
CSA Air, Inc., a North Carolina corporation	100%
Global Ground Support, LLC, a North Carolina limited liability company	100%
Mountain Air Cargo, Inc., a North Carolina corporation	100%
Royal Aircraft Services, LLC, a Maryland limited liability company	100%
Air T Funding Trust, a Delaware Trust	100%
Crestone Air Partners, Inc., a Minnesota Corporation	100%
Space Age Company, a Utah corporation	100%
Stratus Aero Partners LLC, a Delaware limited liability company	100%
Jet Yard, LLC, an Arizona limited liability company	100%
Jet Yard Solutions, LLC, an Arizona limited liability company	100%
AirCo, LLC, a North Carolina limited liability company	100%
AirCo 1, LLC, a Delaware limited liability company	100%
AirCo Services, LLC, a North Carolina limited liability company	100%
AirCo 2, LLC, a Kansas limited liability company	100%
Contrail Aviation Support, LLC, a North Carolina limited liability company	95%
Contrail Aviation Leasing, LLC, a Wisconsin limited liability company	100%
CASP Leasing I, LLC, a Delaware limited liability company	100%
BCCM Inc, a Delaware Corporation	100%
BCCM Advisors, LLC, a Delaware limited liability company	100%
Secure Carry Fund, LP, a Delaware limited partnership	100%
Geostrat Carry and Vega Fund, LP, A Delaware limited partnership	100%
Evanson Alpha Fund, LP, a Delaware limited partnership	100%
Graphoptix, LLC, a Minnesota limited liability company	100%
Delphax Solutions, Inc., an Ontario Corporation	100%
Delphax Technologies Inc., a Minnesota Corporation	67%*
Worthington Aviation, LLC, a North Carolina limited liability company	100%
Ambry Hill Technologies, LLC, a Minnesota limited liability company	100%
Air'Zona Acquisition, LLC, an Arizona limited liability company	100%
Air'Zona Aircraft Services, Inc., an Arizona Corporation	100%
Landing Gear Support Services, Inc., a Delaware Corporation	100%
Wolfe Lake HQ, LLC, a Minnesota limited liability company	100%
Air T Acquisition 22.1, LLC, a Minnesota limited liability company	100%
Shanwick B.V., a Dutch holding company	70%
WorldACD Market Data B.V., a Dutch limited liability company	70%
Worldwide Aircraft Services, Inc., a Kansas corporation	100%
AAM 24-1, LLC, a Minnesota limited liability company	100%

Runway Aero Advisors, LLC, a Minnesota limited liability company	100%
Air T Acquisition 25.1, LLC, a Minnesota limited liability company	100%
Air T Lending 25.1, LLC, a Minnesota limited liability company	100%
Air T Rex Acquisition, Inc., a Delaware Corporation	100%
Regional Express Holdings Pty. Ltd., an Australian proprietary limited company	100%
Rex Investment Holdings Pty. Ltd., an Australian proprietary limited company	100%
Air Partners Pty. Ltd., an Australian proprietary limited company	100%
Regional Express Pty. Ltd., an Australian proprietary limited company	100%
Rex US, LLC, a Delaware limited liability company	100%
Rex Flyer Pty. Ltd., an Australian proprietary limited company	100%
Australian Aero Propeller Maintenance Pty. Ltd., an Australian proprietary limited company	100%
Australian Airline Pilot Academy Pty. Ltd., an Australian proprietary limited company	100%
AAPA Victoria Pty. Ltd., an Australian proprietary limited company	100%

*	Percent ownership assumes conversion by Air T of all shares of Series B Preferred Stock of Delphax Technologies Inc. into shares of common stock of Delphax Technologies Inc.